                              TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this "Agreement") is made this 8th day of October, 1996 by and among Advance ParadigM, Inc., a Delaware corporation formerly known as Advance Pharmacy Services, Inc. (the "COMPANY"); Advance Health Care, Inc., a Delaware corporation ("AHC"); Canaan Capital Limited Partnership, Canaan Capital Offshore Limited Partnership, C.V., Quai Ltd., Stephen L. Green, Dr. Jeffrey R. Jay, J. H. Whitney & Co., Whitney 1990 Equity Fund, L.P. and Whitney Subordinated Debt Fund, L.P. (collectively, the "INVESTORS"); David D. Halbert, Jon S. Halbert and Dan Phillips (collectively, the "EXECUTIVE STOCKHOLDERS"). Each of the Executive Stockholders, AHC and any other holders of at least 5% of the outstanding capital stock of the Company (who is also not an Investor) shall be referred to herein as a "STOCKHOLDER".

                                    RECITALS:

     A. The Company, AHC, the Investors and the Executive Stockholders are parties to that certain Voting Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993 and amended by Amendment No. 1 thereto dated December 8, 1993 (as amended, the "VOTING RIGHTS AGREEMENT").

     B. The Company has filed a registration statement on Form S-1 (No. 333-06931) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on June 26, 1996, as amended, in order to register shares of the Company's common stock, par value $.01 per share, in an underwritten public offering, with Hambrecht & Quist LLC, Montgomery Securities and J.P. Morgan Securities Inc. serving as the representatives of the underwriters thereunder (the "Public Offering").

     C. In connection with the Public Offering, the parties to the Voting Rights Agreement desire to terminate the Voting Rights Agreement and all rights and obligations of the parties thereunder.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERMINATION. The Voting Rights Agreement, including without limitation the voting provisions contained therein, as well as all other understandings, agreements and representations by and among the parties, written or oral, which may relate to the subject matter thereof, are revoked and terminated and shall be of no further force and effect as of the date that the Commission declares the Registration Statement effective. In the event that the Registration Statement is not declared effective by the Commission, the Voting Rights Agreement shall remain in full force and effect until terminated in accordance with the terms thereof.

     2. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any and all prior understandings, agreements or representations by or among the parties, written or oral, which may be related to the subject matter hereof in any way.

     3. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had

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signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns.

     5. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS OF THE STATE OF TEXAS.


                            [Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ADVANCE PARADIGM, INC.                 INVESTORS:

                                       WHITNEY SUBORDINATED DEBT
By:  /s/ David D. Halbert              FUND, L.P.
     --------------------------
Title:  President
     --------------------------

INVESTORS:                             By: /s/ (signature illegible)
                                          ------------------------------------
                                       Title:  General Partner
                                             ---------------------------------
CANAAN CAPITAL LIMITED PARTNERSHIP
                                       QUAI LTD.
By: Canaan Capital Management
    Limited Partnership,
    General Partner                    By: /s/ (signature illegible)
                                          ------------------------------------
                                       Title:  Attorney-in-fact
                                             ---------------------------------
By: Canaan Capital Partners L.P.,
    General Partner
                                        /s/ Jeffrey R. Jay
                                        --------------------------------------
                                        DR. JEFFREY R. JAY
                                        --------------------------------------

By:  /s/ Stephen L. Green
     --------------------------
         General Partner               /s/ Stephen L. Green
                                       ---------------------------------------
                                       STEPHEN L. GREEN

CANAAN CAPITAL OFFSHORE LIMITED
PARTNERSHIP C.V.
                                       STOCKHOLDERS:
                                       -------------
By: Canaan Capital Management
    Limited Partnership,               ADVANCE HEALTH CARE, INC.
    General Partner

By: Canaan Capital Partners, L.P.,     By: /s/ David D. Halbert
                                           ------------------------------------
    General Partner                    Title:  President
                                              ---------------------------------

By:  /s/ Stephen L. Green
   ----------------------------
    General Partner                    /s/ David D. Halbert
                                       ----------------------------------------
                                           DAVID D. HALBERT
J.H. WHITNEY & CO.


By:  /s/ (signature illegible)         /s/ Jon S. Halbert
   ----------------------------        ---------------------------------------
Title:  General Partner                    JON S. HALBERT

WHITNEY 1990 EQUITY FUND, L.P.

                                       /s/ Danny Phillips
                                       ----------------------------------------
By:  /s/ (signature illegible)          DANNY PHILLIPS
   ----------------------------
Title:  General Partner
-------------------------------



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